Exhibit 99.1

2U, Inc. Reports Second Quarter 2014 Financial Results

Revenue up 32% over second quarter of 2013

LANDOVER, Md., August 6, 2014 — 2U, Inc. (NASDAQ: TWOU), a leading provider of cloud-based software-as-a-service solutions for leading nonprofit colleges and universities to deliver their high-quality degree programs online, today reported financial and operating results for the three months ended June 30, 2014.

Second Quarter Results

•                  Revenue was $24.7 million, an increase of 32% percent from $18.7 million in the second quarter of 2013.

•                  Net loss attributable to common stockholders was $(10.6) million, or $(0.27) per share, compared to $(9.0) million, or $(1.21) per share, in the second quarter of 2013.

•                  Adjusted net loss was $(8.5) million, or $(0.22) per pro forma share compared to $(8.3) million, or $(0.27) per pro forma share, in the second quarter of 2013.

•                  Adjusted EBITDA loss was $(7.1) million, compared to a loss of $(7.3) million in the second quarter of 2013.

“I’m very pleased with our second quarter results, and that we have both the basis and the visibility to increase all of our guidance measures for 2014,” said Chip Paucek, 2U’s Chief Executive Officer and co-founder.  “We’ve reached a turning point where, even with continued high investment for growth, our losses have stopped accelerating.  At the midpoint of our new guidance range, we now expect our full year 2014 adjusted EBITDA loss to improve by 17% over 2013.  Further, we’ve announced a schedule that meets our stated annual goal for new program launches through 2015.”

Recent Program Developments

The company continues to build its portfolio of new programs and offerings in existing programs for launch during the remainder of 2014 and in 2015.  New developments include:

•                  Master of Science in Data Science degree with Southern Methodist University, expected to launch in January 2015. This will be 2U’s second program in the data science vertical.

•                  Master of Arts in Counseling with the Family Institute at Northwestern University, expected to launch in the second quarter of 2015. This will be 2U’s first program in the counseling vertical.

•                  Master of Legal Studies with Washington University in St. Louis School of Law, expected to launch in late 2014. This will be a new offering under the @WashULaw program.

•                  Master of Science in Accounting with Syracuse University’s Martin J. Whitman School of Management, expected to launch in mid-2015. This will be a new offering under the MBA@Syracuse program.

With these latest developments, 2U has reached its stated goal of launching at least four new programs per year for 2014 and 2015. A full list of programs and program offerings may be found on the last page of this release.

Outlook for Third Quarter and Full Year 2014

Based on information available as of today, 2U is issuing the following guidance for the third quarter and updating its guidance for full year of 2014.

(in millions except per share information)	3Q 2014	FY 2014
Revenue	$26.6-$27.3	$107.1-$108.4
Adjusted Net Loss	$(7.3)-$(6.7)	$(24.1)-$(23.1)
Adjusted Net Loss per Common Share	$(0.18)-$(0.17)	$(0.64)-$(0.61)
Pro Forma Weighted Average Common Shares	40.4	37.8
Adjusted EBITDA Loss	$(5.8)-$(5.2)	$(18.2)-(17.1)
Stock-Based Compensation Expense	$2.2 - $2.4	$7.6 -$7.9

Third quarter and full year guidance incorporates the impact of shifting an additional program launch to January 2015, earlier than previously expected.  This requires accelerating start-up and marketing expenses into the third quarter and incurring additional expenses for the year. Despite the additional expense, third quarter guidance reflects the expected sequential improvement from a seasonally low second quarter.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA loss, which are non-GAAP financial measures. Additionally, we calculate adjusted net loss per common share using pro forma weighted average common shares.

Adjusted net loss is defined as net loss attributable to common stockholders before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Pro forma weighted average common shares are defined as the company’s weighted average common shares outstanding calculated as though the conversion of preferred shares to common shares, which occurred upon the closing of our initial public offering, had occurred on January 1, 2013.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics the company’s management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures”. 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s second quarter 2014 financial results conference call

When:	Wednesday, August 6, 2014

Time:	5:00 p.m. ET

Live Call:	(877) 359-9508

Webcast:	To access the live webcast, please visit http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

Founded in 2008 by a team of education and technology veterans, 2U enables leading colleges and universities to deliver their high quality education to qualified students anywhere. Our cloud-based software-as-a-service platform provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support, and graduate their students. Our mission is to enable the education our clients provide to reach its highest potential so students can reach theirs.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2014.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Media Contact:  Chance Patterson, SVP Communications, 2U, Inc.  (301) 892-4414  cpatterson@2u.com

Investor Relations Contact:  Alex Makler, Director of Investor Relations, 2U, Inc.  (301) 892-4543  amakler@2u.com

###

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2013	June 30, 2014
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,012	$104,762
Accounts receivable, net	1,835	655
Advance to clients, current	581	—
Prepaid expenses	1,763	2,773
Total current assets	11,191	108,190
Property and equipment, net	5,231	5,741
Capitalized content development costs, net	8,904	11,034
Advance to clients, non-current	—	1,150
Other non-current assets	3,326	1,745
Total assets	$28,652	$127,860
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,089	$4,085
Accrued expenses and other current liabilities	12,025	13,326
Deferred revenue	1,266	12,396
Refunds payable	1,831	2,027
Total current liabilities	20,211	31,834
Rebate reserve	1,571	1,566
Other non-current liabilities	847	642
Total liabilities	22,629	34,042
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Redeemable convertible Series A preferred stock, $0.001 par value, 10,033,976 shares authorized, issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of June 30, 2014	12,384	—
Redeemable convertible Series B preferred stock, $0.001 par value, 5,057,901 shares authorized, issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of June 30, 2014	22,210	—
Redeemable convertible Series C preferred stock, $0.001 par value, 4,429,601 shares authorized, issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of June 30, 2014	32,405	—
Redeemable convertible Series D preferred stock, $0.001 par value, 4,069,352 shares authorized, 3,979,730 shares issued and outstanding as of December 31, 2013; 0 shares authorized, issued and outstanding as of June 30, 2014	31,048	—
Total redeemable convertible preferred stock	98,047	—
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 0 shares authorized, issued and outstanding as of December 31, 2013; 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2014	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 7,629,133 shares issued and outstanding as of December 31, 2013; 200,000,000 shares authorized, 40,259,230 shares issued and outstanding as of June 30, 2014	8	40
Additional paid-in capital	7,817	211,272
Accumulated deficit	(99,849)	(117,494)
Total stockholders’ equity (deficit)	(92,024)	93,818
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$28,652	$127,860

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue	$18,691	$24,744	$37,825	$51,076
Costs and expenses:
Servicing and support	5,656	7,000	10,674	13,248
Technology and content development	4,596	5,818	7,831	11,492
Program marketing and sales	13,695	16,710	25,465	31,951
General and administrative	3,654	5,708	6,525	11,144
Total costs and expenses	27,601	35,236	50,495	67,835
Loss from operations	(8,910)	(10,492)	(12,670)	(16,759)
Other income (expense):
Interest expense	5	(134)	13	(918)
Interest income	10	31	16	32
Total other income (expense)	15	(103)	29	(886)
Loss before income taxes	(8,895)	(10,595)	(12,641)	(17,645)
Income tax expense	—	—	—	—
Net loss	(8,895)	(10,595)	(12,641)	(17,645)
Preferred stock accretion	(87)	(2)	(174)	(89)
Net loss attributable to common stockholders	$(8,982)	$(10,597)	$(12,815)	$(17,734)
Net loss per share attributable to common stockholders, basic and diluted	$(1.21)	$(0.27)	$(1.73)	$(0.75)
Weighted average common shares outstanding, basic and diluted	7,398,059	39,304,884	7,392,129	23,588,330

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2013	2014
Cash flows from operating activities
Net loss	$(12,641)	$(17,645)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,942	2,646
Stock-based compensation expense	1,068	3,239
Change in the fair value of the Series D redeemable convertible preferred stock warrant prior to conversion	(13)	695
Changes in operating assets and liabilities:
Accounts receivable, net	(924)	1,180
Advances to clients	—	(569)
Prepaid expenses	(1,020)	(1,010)
Other assets	19	662
Accounts payable	(35)	(773)
Accrued expenses and other current liabilities	2,417	1,921
Deferred revenue	7,835	11,130
Refunds payable	173	196
Rebate reserve	44	(5)
Other liabilities	19	(25)
Net cash (used in) provided by operating activities	(1,116)	1,642
Cash flows from investing activities
Expenditures for property and equipment	(1,668)	(1,720)
Capitalized content development cost expenditures	(2,045)	(3,476)
Other investing activities	—	(21)
Net cash used in investing activities	(3,713)	(5,217)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	100,302
Proceeds from exercise of stock options	69	1,023
Repurchase of common shares	(149)	—
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	4,994	—
Net cash provided by financing activities	4,914	101,325
Net increase in cash and cash equivalents	85	97,750
Cash and cash equivalents, beginning of period	25,190	7,012
Cash and cash equivalents, end of period	$25,275	$104,762
Supplemental disclosure of non-cash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$174	$89
Accrued capital expenditures	242	278
Deferred offering costs included in accounts payable and accrued expenses	—	144
Common stock granted in exchange for consulting services received	—	55

2U, Inc.

Reconciliation of Non-GAAP Measures

The following table presents a reconciliation of net loss attributable to common stockholders to adjusted net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Net loss attributable to common stockholders	$(8,982)	$(10,597)	$(12,815)	$(17,734)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	(5)	7	(13)	695
Accretion of deferred preferred stock offering costs	87	2	174	89
Stock-based compensation expense	632	2,044	1,068	3,239
Total adjustments	714	2,053	1,229	4,023
Adjusted net loss	$(8,268)	$(8,544)	$(11,586)	$(13,711)

The following table presents a reconciliation of net loss to adjusted EBITDA loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Net loss	$(8,895)	$(10,595)	$(12,641)	$(17,645)
Adjustments:
Interest expense	(5)	134	(13)	918
Interest income	(10)	(31)	(16)	(32)
Depreciation and amortization expense	1,016	1,363	1,942	2,646
Stock-based compensation expense	632	2,044	1,068	3,239
Total adjustments	1,633	3,510	2,981	6,771
Adjusted EBITDA (loss)	$(7,262)	$(7,085)	$(9,660)	$(10,874)

Key Financial Performance Metrics

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the periods presented.

	Q2 ‘12	Q3 ‘12	Q4 ‘12	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	Q1 ‘14	Q2 ‘14
Full course equivalent enrollments in our clients’ programs	5,524	5,098	6,332	7,650	6,950	7,673	9,065	9,809	9,331

Average revenue per full course equivalent enrollment in our clients’ programs	$2,420	$2,547	$2,593	$2,501	$2,689	$2,672	$2,736	$2,683	$2,652

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Platform revenue retention rate	138.2%	113.5%	141.8%	117.3%
Number of programs included in comparison (1)	4	6	4	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

2U, Inc. Program List

University	School	2U-Enabled Program	Program Launch Date	Program Offerings
University of Southern California	Rossier School of Education	USC Rossier Online	April 2009	Master of Arts in Teaching Master of Arts in Teaching, TESOL Master of Education in Teacher Leadership Doctor of Education (January 2015)
University of Southern California	School of Social Work	MSW@USC	October 2010	Master of Social Work Master of Social Work - Advanced Standing Doctor of Social Work (est. late 2015)
Georgetown University	School of Nursing and Health Studies	Nursing@Georgetown	March 2011	Master of Science in Nursing - Family Nurse Practitioner - Nurse-Midwifery/Women’s Health Nurse Practitioner - Adult Gerontology-Acute Care Nurse Practitioner/Clinical Nurse Specialist
University of North Carolina at Chapel Hill	Kenan-Flagler Business School	MBA@UNC	July 2011	Master of Business Administration Master of Accounting (3) (est. mid-2015)
Washington University in St. Louis	School of Law	@WashULaw	January 2013	Master of Laws in U.S. Laws Dual Master of Laws in U.S. Law/Maestría en Práctica Jurídica Internacional with Tecnológico de Monterrey (1) (September 2014) Master of Legal Studies (September 2014)
University of North Carolina at Chapel Hill	School of Government	MPA@UNC	January 2013	Master of Public Administration
American University	School of International Service	International Relations Online	May 2013	Master of Arts in International Relations
The George Washington University	Milken Institute School of Public Health	MPH@GW	June 2013	Master of Public Health
Simmons College	School of Nursing and Health Sciences	Nursing@Simmons	October 2013	Master of Science in Nursing
University of California, Berkeley	School of Information	DataScience@Berkeley	January 2014	Master of Information and Data Science
The George Washington University	Milken Institute School of Public Health	MHA@GW	April 2014	Executive Master of Health Administration
Simmons College	School of Social Work	SocialWork@Simmons	July 2014	Master of Social Work
Simmons College	School of Nursing and Health Sciences	Nursing@Simmons (2)	October 2014	RN to Bachelor of Science in Nursing RN to Master of Science in Nursing
Syracuse University	Martin J. Whitman School of Management	MBA@Syracuse	January 2015	Master of Business Administration Master of Science in Accounting (est. mid- 2015)
Syracuse University	S.I. Newhouse School of Public Communication	Communications@Syracuse (3)	Late 2015	Master of Communications
Northwestern University	The Family Institute	Counseling@Northwestern	Spring 2015	Master of Arts in Counseling
Southern Methodist University	Interdisciplinary curriculum: Dedman College of Humanities and Sciences, Lyle School of Engineering, Meadows School of the Arts	DataScience@SMU (4)	January 2015	Master of Science in Data Science

Italics indicate a second 2U-enabled program in a degree vertical.

(1) Our client Tecnológico de Monterrey will deliver a joint degree with Washington University in St. Louis. This degree is reflected under the @WashULaw program.

(2) We consider this program to be a separate program from the first Nursing@Simmons program because it targets students who do not hold a bachelor’s degree prior to admission.

(3) Subject to the program receiving university, state and accreditation approvals.

(4) Subject to the program receiving customary university approvals.